Schedule to Exhibit 10.34
                              Suburban Lodges, Inc.

A security agreement in favor of Finova Realty Capital Inc. with substantially the same terms as Exhibit 10.26 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 for the following group of properties is not being separately filed:

 PROPERTY NAME                          ADDRESS                CITY, STATE

Group 6

Suburban Lodge - Hazlewood           9067 Dunn Road            Hazelwood, MO
Suburban Lodge - St. Charles         1769 Fairlane Dr.         St. Charles, MO
Suburban Lodge - East Indianapolis   2301 Post Dr.             Indianapolis, IN
Suburban Lodge - Newport News        12015 Jefferson Ave.      Newport News, VA
Suburban Lodge - Jackson, Miss.      5731 I-55 N               Jackson, MS